PIF (Putnam Investment Funds) International Capital
Opportunities Fund Period ending 2/29/16

1.	SubManagement Contract between Putnam Investment Management,
LLC and Putnam Investments Limited dated February 27, 2014;
schedule A amended as of March 24, 2016 Incorporated by reference to PostEffective Amendment No. 165 to the Registrants Registration Statement filed on March 25, 2016.